INTERNATIONAL ASSETS HOLDING CORPORATION
                        250 Park Avenue South, Suite 200
                           Winter Park, Florida 32789

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                February 14, 1997
                                ________________

TO THE STOCKHOLDERS OF
INTERNATIONAL ASSETS HOLDING CORPORATION

Notice is hereby given that the annual meeting of the stockholders of International Assets Holding Corporation will be held on Friday, February 14, 1997 at 10:00 a.m. local time, at the offices of the Corporation, 250 Park Avenue South, Suite 200, Winter Park, Florida 32789 for the following purposes:

     1. To elect a Board of five Directors to serve until the next annual meeting and until their successors shall have been elected and qualified.

     2. To approve the action of the Board of Directors in selecting KPMG Peat Marwick LLP as auditors to audit the financial statements of International Assets Holding Corporation and subsidiaries for the period commencing October 1, 1996 and ending September 30, 1997.

     3. The transaction of such other business as may properly be brought before the meeting.

Stockholders of record at the close of business on January 6, 1997 will be entitled to vote at the meeting. It is hoped that you will attend the meeting, but if you cannot do so, please fill in and sign the enclosed proxy, and return it in the accompanying envelope as promptly as possible. Any stockholder attending can vote in person even though a proxy has already been returned.

                                             By Order of the Board of Directors



                                                     DIEGO J. VEITIA
                                                     Chairman

P.S. In order to save your Corporation the additional expense of further solicitation, please be kind enough to complete and return your proxy card today.

Winter Park, Florida
January  15, 1997

                    INTERNATIONAL ASSETS HOLDING CORPORATION
                              250 Park Avenue South
                                    Suite 200
                           Winter Park, Florida 32789
                             ______________________

                                 PROXY STATEMENT
                               __________________

     This proxy statement is furnished in connection with the solicitation by or on behalf of the Board of Directors of International Assets Holding Corporation (the "Corporation") for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held in the offices of the Corporation on Friday, February 14, 1997 at 10:00 a.m. local time. The address of the Corporation is 250 Park Avenue South, Suite 200, Winter Park, Florida 32789.

Proxy Solicitation

     All proxies in the enclosed form which are properly executed and returned to the Corporation will be voted as provided for therein at the Annual Meeting or at any adjournments thereof. A stockholder executing and returning a proxy has the power to revoke it at any time before it is exercised by giving written notice of such revocation to the Secretary of the Corporation. Signing and mailing the proxy will not affect your right to give a later proxy or to attend the Annual Meeting and vote your shares in person.

     The Board of Directors intends to bring before the Annual Meeting the matters set forth in items 1 and 2 in the foregoing notice. The persons named in the enclosed proxy and acting thereunder will vote with respect to items 1 and 2 in accordance with the directions of the stockholder as specified on the proxy card. If no choice is specified, the shares will be voted IN FAVOR of the election of the five directors named under item 1; and, IN FAVOR of ratification of KPMG Peat Marwick LLP as auditors. If any other matters are properly presented to the meeting for action, it is intended that the persons named in the enclosed Proxy and acting thereunder will vote in accordance with the views of management thereon. This Proxy Statement and Form of Proxy are being first sent to stockholders on or about January 15, 1997.

     With respect to the election of Directors (Item 1), the five nominees receiving the greatest number of votes will be elected. The affirmative vote of a majority of the votes cast at the meeting is required for the ratification of the selection of independent public accountants (Item 2).

     Pursuant to Delaware law, abstentions, but not broker non-votes will be treated as shares present and entitled to vote on the subject matter at the Annual Meeting. Thus, an abstention will be counted as a "no vote" and a broker non-vote will in effect reduce the absolute number of affirmative votes needed for approval.

     The Corporation will bear the entire cost of preparing, printing and mailing this proxy statement, the proxies and any additional materials which may be furnished to stockholders. Solicitation may be undertaken by mail, telephone, telegraph and personal contact. The cost to solicit proxies will be borne by the Corporation. The Annual Report of the Corporation for its fiscal year ending September 30, 1996 has been mailed to stockholders with this proxy statement.

Voting Securities and Principal Holders Thereof

     Holders of common stock of the Corporation of record at the close of business January 6, 1997, will be entitled to vote at the Annual Meeting or any adjournment thereof. As of December 20, 1996, the Corporation had outstanding 1,444,769 shares of common stock. The stockholders are entitled to one vote per share of common stock on all business to come before the meeting. The Corporation knows of four entities which own, control, or share dispositive powers over shares in excess of 5%. As of December 20, 1996, the Diego J. Veitia Family Trust owns 27.71% of the outstanding common stock. Diego J. Veitia, as sole beneficiary of the trust and through additional holdings, owns 28.89% of the outstanding common stock. The IAAC Employee Stock Ownership Plan and Trust owns 24.96% of the outstanding common stock and Jerome F. Miceli owns 7.83% of the outstanding common stock. As of December 20, 1996, the officers and directors of the Corporation as a group beneficially own in the aggregate 38.38% of the outstanding common stock of the Corporation.

                         ITEM 1 - ELECTION OF DIRECTORS

     At the Annual Meeting five directors, constituting the entire Board of Directors of the Corporation, are to be elected to hold office until the next annual meeting or until their successors are elected and shall have qualified. Each nominee has consented to serve if elected. Officers are elected annually by the Board of Directors. The age, principal position of each nominee, and the year they first became a director and officer of the Corporation are as follows:

                                                                                          First                 First
                                                                                         Became                Became
Name                        Age ( ) and Position                                        Director              Officer

Diego J. Veitia             (53)  Director,  Chairman  of the  Board  and  Chief          1987                 1987
                            Executive  officer of the Corporation;  Director and
                            Chairman  of  the  Board  of  International   Assets
                            Advisory Corp. ("IAAC"),
                            Global Assets Advisors, Inc. ("GAA"),  International
                            Financial  Products,   Inc.  ("IFP")  and  GlobalNet
                            Securities, Inc. ("GNSI").

Jerome F. Miceli            (53) Director,  President,  Chief Operating  Officer          1990                 1991
                            and  Treasurer  of  the  Corporation  and  Director,
                            CEO,   President   and   Treasurer  of  IAAC.   Also
                            serves as Director,  President and
                            Treasurer of GAA, IFP and GNSI.

Stephen A. Saker            (50) Director, Vice President and Secretary of the            1990                 1991
                            Corporation  and Director,  Sales Manager and
                            Executive  Vice President and Secretary of IAAC, GAA
                            and GNSI.

Donald A. Halliday          (53)  Director of the Corporation                             1990                   --

Elmer L. Jacobs             (61)  Director of the Corporation                             1994                   --


DIEGO J. VEITIA founded the Corporation in 1987 to serve as a holding company for IAAC and other subsidiaries. He has served as Chairman of the Board, director and Chief Executive Officer of the Corporation since its inception. He also served as President of the Corporation from 1987 until 1991. Mr. Veitia founded IAAC in 1981 and has served as Chairman of the Board and director since that time. Mr. Veitia is also currently serving as Chairman and Chief Executive Officer of GAA, International Asset Management Corp. ("IAMC"), IFP and GNSI. Mr. Veitia also serves as Chairman of Veitia and Associates, Inc., a registered investment advisor. During the last nine years Mr. Veitia served as Chairman of All Seasons Global Fund, Inc., a publicly held closed-end management investment company from October 1987 until October 1996. During the last five years, Mr. Veitia has also served as director of both America's All Seasons Income Fund, Inc., an inactive management investment company, and Cassidy & Veitia, an independent insurance agency, and Chairman of Global Income Advisors, Inc. and Global Advisors, Inc., investment advisors that have been dissolved.

JEROME F. MICELI has been a director of the Corporation since 1990 and has served as President, Chief Operating Officer and Treasurer of the Corporation since 1991. Mr. Miceli has also served as President, Chief Executive Officer, Treasurer and director of IAAC since 1990. Mr. Miceli also currently serves as President, Treasurer and Director of GAA, IAMC, IFP and GNSI. In addition, from December 1990 until October 1996, Mr. Miceli served as Treasurer and director of All Seasons Global Fund Inc., a publicly held closed-end management investment company. Mr. Miceli is also President of Veitia and Associates, Inc., a registered investment advisor.

STEPHEN A. SAKER has been a director of the Corporation since 1990 and has served as Secretary and Vice President of the Corporation since 1991. Mr. Saker has also served as director, Executive Vice President and Secretary of IAAC since 1985. Mr. Saker currently serves as Vice President , Secretary and Director of GAA, IAMC and GNSI. Since November 1991, Mr. Saker has served as Vice President and Secretary of Veitia and Associates, Inc. From 1988 to February 1992, he served as Secretary and Treasurer of Global Advisors, Inc., a registered investment advisor. Mr. Saker also served as Secretary and director of All Seasons Global Fund, Inc. from October 1987 until October 1996.

DONALD A. HALLIDAY has served as a director of the Corporation since 1990. Since 1976 he has served as President of D. Halliday and Corporation, Inc., an international trading company headquartered in Fallbrook, California and also serves as a consultant on business development and trade financing issues for the tropical agribusiness and shipping industries.

ELMER L. JACOBS became a director of the Corporation in May, 1994. He has served as an independent consultant on agribusiness development and bulk transportation issues for agribusiness since 1990. From 1987 to 1990, he was a partner with the Sparks Group, a consulting company. Before entering private consultation, Mr. Jacobs was Group President of six divisions of Continental Grain, a leading worldwide agribusiness firm.

DIRECTOR REMUNERATION

Until December 31, 1995, members of the Board of Directors who were not officers or employees of the Corporation were paid an annual fee of $10,000 for the calendar year in quarterly installments plus an additional $500 for each board meeting attended. Beginning January 1, 1996, members of the Board of Directors who are not officers or employees of the Corporation are paid an annual fee of $14,000 for the calendar year which is comprised of (i) approximately $10,000 which is deposited into an individual brokerage account set up for each such director with IAAC for the purchase of common stock of the Corporation in the open market, and (ii) the remaining approximately $4,000 which is payable in cash in quarterly installments of $1,000 each. The portion of the annual fee for the purchase of stock for calendar year 1996 was paid to each of the Corporation's two outside directors in April, 1996 in the exact amount of $9,075 and 2,500 shares of Corporation common stock were purchased by each such director with the proceeds of such fee. In addition to the annual fee, outside directors also receive $500 for each board meeting attended during calendar year 1996. Such directors were also reimbursed for expenses relating to their attendance at meetings during the 1996 fiscal year.

MEETINGS OF THE BOARD

There were four regularly scheduled meetings of the Board of Directors during fiscal year 1996. The Board has established Audit and Compensation committees. Mr. Elmer L. Jacobs is Chairman of the Audit Committee and the other member is Donald A. Halliday. Donald A. Halliday is Chairman of the Compensation Committee and Elmer L. Jacobs is the other member. Both committees met in November, 1996, which was after the fiscal year end of September 30, 1996. No incumbent director attended fewer than 75% of the aggregate of (1) the total number of meetings of the board of directors held during fiscal year 1996 and (2) the total number of meetings held by all committees of the board on which he served during fiscal year 1996.

                  ITEM 2 - APPROVAL OF APPOINTMENT OF AUDITORS

The Audit Committee of the Board has selected KPMG Peat Marwick LLP as independent public accountants to audit the financial statements of the Corporation and certain of its subsidiaries for the fiscal year 1997. The Board has endorsed this appointment and it is being presented to the stockholders for approval.

KPMG Peat Marwick LLP has audited the financial statements of the Corporation since 1990. Services that have been provided by KPMG Peat Marwick LLP include:
(1) regular audits of the Corporation's consolidated financial statements, assistance in SEC filings, and consultation on accounting and financial reporting matters; (2) audits of the financial statements of certain subsidiary companies to meet regulatory requirements; and (3) timely quarterly reviews and income tax preparation and consulting.

Representatives of KPMG Peat Marwick LLP will be present at the Meeting, will have an opportunity to make statements if they desire, and will be available to respond to appropriate questions.

If the stockholders do not approve the appointment of KPMG Peat Marwick LLP, the Audit Committee will select another firm of auditors for the ensuing year.

     YOUR DIRECTORS RECOMMEND THAT STOCKHOLDERS VOTE FOR THE APPOINTMENT OF
            KPMG PEAT MARWICK LLP AS INDEPENDENT PUBLIC ACCOUNTANTS.

                     ITEM 3 - TRANSACTION OF OTHER BUSINESS

The Board of Directors does not know of any other business which will be presented for consideration at the Meeting. If any other business does properly come before the Meeting or any adjournment thereof, the proxy holders will vote in regard thereto according to the discretion of management insofar as such proxies are not limited to the contrary.




                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table is a three-year summary of the compensation awarded or paid to, or earned by, the Corporation's Chief Executive Officer and its most highly compensated executive officers whose total cash compensation exceeded $100,000 during the Corporation's last completed fiscal year.




                                                                Long-Term Compensation
                                                                        Common       Long
      Name and             Annual                       Restricted      Stock        Term
      Principal            Compensation(1)              Stock           Under        Incentive   All Other(2)
      Position             Year    Salary    Bonus      Award($)        Options(#)   Payouts     Compensation

    Diego J. Veitia,       1996    $132,612  $155,790    $  -            110,000       $ -         $ 5,225
    Director, Chairman     1995    $128,750  $117,960    $  -               -          $ -         $ 8,098
    of the Board and       1994    $139,449  $117,768    $  -               -          $ -         $ 4,620
    Chief Executive
    Officer


    Jerome F. Miceli,      1996    $132,612  $175,790    $  -             70,000       $ -         $   483
    Director,Treasurer,    1995    $128,750  $133,960    $  -               -          $ -         $ 5,473
    President and Chief    1994    $123,280  $117,768    $55,000            -          $ -         $12,816
    Operating Officer

    Stephen A. Saker,      1996    $177,046  $  35,000   $  -             35,000       $ -         $  -
    Director, Vice         1995    $136,671  $  15,000   $  -               -          $ -         $ 4,468
    President and          1994    $183,779  $   7,500   $  -               -          $ -         $12,750
    Secretary




--------------------------------------------------------------------------------
     (1) For fiscal years ended September 30, 1996, 1995 and 1994, the dollar value of other annual compensation for each individual named in the above table did not exceed the lesser of $50,000 or 10% of total salary and bonus.

     (2) All other compensation is comprised of Corporation contributions to the Corporation's Employee Stock Ownership Plan and Trust with 401(k) features ("ESOP"), Retirement Savings Plan and payments for personal income tax preparation fees. A total unallocated contribution of approximately $137,000 was made to the 401(k) portion of the ESOP and the Retirement Savings Plan for the fiscal year ended September 30, 1996, which will be allocated to all eligible employees of the Corporation as of December 31, 1996. This discretionary employer contribution is subject to allocation to the two plans based on calendar year end employee 401(k) contributions and total calendar year end compensation.


STOCK OPTIONS AND STOCK APPRECIATION RIGHTS (SAR)

The International Assets Holding Corporation Stock Option Plan (the "Plan") was adopted by the Board of Directors of the Corporation in January, 1993 and approved by the stockholders in November, 1993. On February 15, 1996 the shareholders approved an amendment to the Plan to increase the number of shares available for issuance under the Plan from 250,000 to 500,000 shares. The Plan permits the granting of awards to employees of the Corporation and its subsidiaries in the form of stock options of the Corporation's common stock. Stock options granted under the Plan may be "incentive stock options" meeting the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or non-qualified options which do not meet the requirements of
Section 422.

The Plan is administered by the Board of Directors or a committee thereof. The Plan gives broad powers to the Board of Directors to administer and interpret the Plan, including the authority to select the individuals to be granted options and rights and to prescribe the particular form and conditions of each option or right granted. Awards may be granted pursuant to the Plan through January, 2003. The Plan may be terminated earlier by the Board of Directors at its sole discretion.

No Stock Appreciation Rights (SAR) have been granted by the Corporation.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

The following table reports total options granted to executive officers during the 1996 fiscal year. Individual grants are as follows.


                                  Number
                               of Securities             % of Total
                                Underlying             Options/SAR's              Exercise
                               Options/SAR's             Granted to                or Base
                                  Granted               Employees in                Price                 Expiration
   Executive Officer            (# Shares)              Fiscal Year               ($/Share)                  Date

Diego J. Veitia (1)                 110,000                47.83%                    2.75                   12/28/05

Jerome F. Miceli (1)                 70,000                30.43%                    2.50                   12/28/05

Stephen A. Saker (1)                 35,000                15.22%                    2.50                   12/28/05

--------------------------------------------------------------------------------
1) 20% of the option became exercisable on 12/28/96, 20% becomes exercisable on 12/28/97, 20% on 12/28/98, 20% on 12/28/99 and 20% on 12/28/2000.

AGGREGATED OPTIONS/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

The following table summarizes stock options exercised, the aggregate number of exercisable and unexercisable options and the value of unexercised in-the-money stock options at fiscal year end 1996 for the named executive officers. No stock options were exercised during the 1996 fiscal year.


                            Number                        Number of Securities               Value of Unexercised
                           of Shares                     Underlying Unexercised                 In-the-Money
                           Acquired                         Stock Options at                   Stock Options at
                               on        Value             September 30, 1996                September 30, 1996(1)
Executive Officer          Exercise    Realized($)      Exercisable/Unexercisable          Exercisable/Unexercisable

  Diego J. Veitia              -      $   -                    0 / 110,000                      $  -  / $137,500
  Jerome F. Miceli             -      $   -               20,000 /  90,000                      $  -  / $105,000
  Stephen A. Saker             -      $   -               15,000 /  50,000                      $  -  / $ 52,500


--------------------------------------------------------------------------------
(1) The values shown show the difference between the exercise price of unexercised in-the-money options and the closing market price of the underlying Common Stock at September 30, 1996. Options are in-the-money if the fair market value of the Common Stock exceeds the exercise price of the option.

EMPLOYMENT AGREEMENTS

On March 25, 1994 the Corporation entered into a five year employment agreement with each of Messrs. Veitia and Miceli. Pursuant to the agreement with Mr. Veitia, he will devote a portion of his business time to the Corporation as Chairman of the Board and Chief Executive Officer. The agreement with Mr. Miceli provides that he will devote substantially all of his business time to the Corporation as President, Chief Operating Officer and Treasurer. The agreements with Messrs. Veitia and Miceli may be extended by mutual agreement and provide for base annual salaries of $125,000 each (increasing on an annual basis by the change in the consumer price index). In addition, the agreements provide for a bonus to each executive in an amount equal to 10% of the Corporation's consolidated pre-tax earnings, monthly automobile allowances of $500 and reimbursement for costs and expenses associated with the preparation of the executive's personal income tax return.

In the event of termination of the agreements by the Corporation other than for cause (as defined therein) or if the executive resigns as a result of a breach by the Corporation, the agreements provide for payments to such individuals in an amount equal to 100% of their total compensation for 24 months following the date of termination. In addition, upon termination of the agreements by the Corporation other than for cause (as defined therein) or if the executive resigns as a result of a breach by the Corporation, the Corporation has agreed, at the option of the executive, to the extent such payments may be made under applicable law, to repurchase within 60 days of such termination at market value (average of bid and asked prices) all shares of stock of the Corporation owned by the executive. The agreements with Messrs. Veitia and Miceli also contain nondisclosure and noncompetition provisions.

EMPLOYEE INVESTMENT/RETIREMENT PLANS

The ESOP, which became effective on December 30, 1992, is an employee stock ownership plan with profit sharing and 401(k) features. Generally, all employees of the Corporation and its subsidiaries with one year of eligible service are members of the ESOP. Benefits under the employee stock ownership feature of the ESOP, which gradually vest over seven years, and benefits under the 401(k) feature of the ESOP, which with respect to employee contributions are fully vested at all times, are paid upon death, disability, retirement or termination of employment. Corporation contributions to the employee stock ownership portion of the ESOP are determined at the discretion of the Board of Directors. The Corporation did not make a contribution to the employee stock ownership portion of the ESOP for the 1996 fiscal year. All ESOP common stock contributions have been allocated to eligible employees as of September 30, 1996.

The 401(k) portion of the ESOP allows employees to contribute up to the greater of ten percent of their gross income or the maximum amount of their gross income allowable under current Internal Revenue Code Regulations, to the plan. The plan does not mandate a matching contribution by the Corporation, but provides that the Corporation may make discretionary contributions. The Corporation's contribution to the profit sharing feature of the ESOP for the 1996 fiscal year amounted to $58,545.

The Corporation's Retirement Savings Plan, which became effective January 1, 1995, is a profit sharing plan. All employees who have completed one year of continuous service and who have attained the age of twenty-one are eligible for the Retirement Savings Plan. Contributions to the Retirement Savings Plan may be made at the sole discretion of the Corporation. The Corporation's contribution to the Retirement Savings Plan for the 1996 fiscal year amounted to $78,524.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the beneficial ownership of the Corporation's common stock as of December 20, 1996, by (i) each person known by the Corporation to own more than 5% of the common stock, (ii) each director of the Corporation, (iii) each of the most highly compensated executive officers whose total cash compensation exceeded $100,000 during the corporation's last completed fiscal year and (iv) all executive officers and directors of the Corporation as a group. All shares are directly owned by the individual unless otherwise indicated.

Name and Address of                        Number of      Percent of
Beneficial Owner                           Shares(1)(2)   Class


The Diego J. Veitia Family Trust(3)        400,309           27.71%

Diego J. Veitia(3)(4) (5)                  423,809           28.89%

The IAAC Employee Stock Ownership
Plan and Trust(3)                          360,596           24.96%

Jerome F. Miceli(3)(6) (7)                 116,596            7.83%

Stephen A. Saker(3) (8)                     29,500            2.00%

Donald A. Halliday(3) (9)                   13,600             .93%

Elmer L. Jacobs(3) (10) (11)                20,000            1.38%

All directors and executive
officers as a group(12)                    598,986           38.38%
(5 persons)

--------------------------------------------------------------------------------
(1) Except as otherwise stated, all stockholders have sole voting and investment power with respect to the shares of common stock set forth opposite their respective names.

(2) Includes shares that can be acquired within 60 days from the date hereof upon the exercise of warrants or options or conversion of convertible securities. Shares subject to issuance upon the exercise of options or warrants or other rights to acquire shares are deemed outstanding for purposes of computing the percentage owned by each person but are not deemed to be outstanding for the purpose of computing the outstanding percentage of any other persons.

(3) 250 Park Avenue South, Suite 200, Winter Park, Florida 32789.

(4) Includes 400,309 shares held by The Diego J. Veitia Family Trust (the "Trust"). Mr. Veitia is Chairman of the Board of the Corporation and the settlor, sole trustee and primary beneficiary of the Trust and, as such, may be deemed the beneficial owner of the shares held by the Trust under rules and regulations promulgated by the SEC.

(5) Includes 22,000 shares subject to two partially exercisable options from the Corporation.

(6) Includes 4,519 shares subject to a presently exercisable option from the Trust.

(7) Includes 44,000 shares subject to two partially exercisable options from the Corporation.

(8) Includes 29,500 shares subject to a partially exercisable option from the Corporation.

(9) Includes 11,000 shares subject to two partially exercisable options from the Corporation.

(10) Includes 6,000 shares subject to two partially exercisable options from the Corporation.

(11) Includes 3,500 warrant units of the Corporation.

(12) Includes 112,500 shares subject to partially exercisable options from the Corporation in the favor of Messrs. Miceli, Saker, Halliday and Jacobs. Also includes 3,500 warrant units owned by Mr. Jacobs.

                COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

Pursuant to Section 16(a) of the Exchange Act and the rules issued thereunder, the Corporation's executive officers, directors and owners of in excess of 10%
of the issued and outstanding common stock are required to file with the SEC reports of ownership and changes in ownership of the common stock of the Corporation. Copies of such reports are required to furnished to the Corporation. Based solely on the review of such reports furnished to the Corporation, the Corporation believes that during fiscal year 1996, all of its executive officers and four of its five directors complied with the Section 16(a) requirements.

On Wednesday, May 8, 1996 one of the Corporation's directors, Donald A. Halliday prepared a timely Form 4 that was due on Friday, May 10, 1996. This Form 4 was the first electronic EDGAR filing submitted by the Corporation. The Form 4 was filed through EDGAR inadvertently as a test filing on Wednesday, May 8, 1996, two days early. On Monday, May 13, 1996, the Corporation received notification that the filing was submitted as a test filing and not as a live filing. The

Corporation resubmitted the Form 4 on Monday, May 13, 1996 as a live filing. Since this initial EDGAR filing the Corporation has become more familiar with the EDGAR filing system and does not expect reoccurrence of this filing error.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Corporation has permitted Veitia and Associates, Inc., a registered investment advisor which managed from October 1987 through October 1996 a publicly traded closed-end management investment company, and is wholly owned by Mr. Veitia, the Corporation's Chairman, to use certain administrative resources of the Corporation under an informal agreement which may be terminated by either party at any time. Although the Corporation has been unable to quantify the dollar value of such administrative resources, management believes that the Corporation has benefited from its relationship with Veitia and Associates, Inc., through institutional transactions directed to its trading department and shared investment research and other resources. During the years ended September 30, 1996 and 1995, the Corporation earned commission income of $22,362 and $32,272, respectively, from the purchase and sale of securities to the closed-end management investment company managed by Veitia and Associates, Inc. Effective October 1996, Veitia and Associates, Inc. ceased management of the closed-end management investment company. As a result of the discontinuation of the fund management by Veitia and Associates, Inc., the shared administrative resources as well as the nominal source of commission revenue will discontinue. The Corporation does not believe that the termination of this arrangement will have any material adverse affect on its business. As of September 30, 1996 and 1995, $26,542 and $40,772, respectively, was receivable by the Corporation from Veitia and Associates, Inc., representing reimbursement for costs incurred by the Corporation on behalf of Veitia and Associates, Inc. The receivable is non-interest bearing and due on demand.

The Corporation believes that all prior transactions between the Corporation and its officers, directors or other affiliates of the Corporation were on terms no less favorable than could have been obtained from unaffiliated third parties on an arm's-length basis. However, as the requisite conditions of competitive, free-market dealings may not exist, the foregoing transactions cannot be presumed to have been carried out on an arm's-length basis, nor upon terms no less favorable than had unaffiliated parties been involved.




                                  OTHER MATTERS


STOCKHOLDER PROPOSALS
Any stockholder desiring to present a proposal for consideration at the 1997 Annual Meeting of Stockholders, should submit such proposal in writing so that it is received by the Corporation at 250 Park Avenue South, Suite 200, Winter Park, Florida 32789, by not later than September 10, 1997.

AVAILABILITY OF 10-KSB

The Corporation will provide to shareholders, without charge, a copy of the Corporation's Annual Report on Form 10-KSB upon written request. Such requests should be submitted to Jonathan C. Hinz, Chief Accounting Officer, International Assets Holding Corporation, 250 Park Avenue South, Suite 200, Winter Park,
Florida 32789. Exhibits to Form 10-KSB will also be provided upon specific request.

                                                              Diego J. Veitia
                                                              Chairman

 January 15, 1997